PRESS RELEASE

Contact Information:	Investors/Media:
Kite Realty Group Trust	Kite Realty Group Trust
Dan Sink, Chief Financial Officer	Maggie Kofkoff, Investor Relations
(317) 577-5609	(317) 713-7644
dsink@kiterealty.com	mkofkoff@kiterealty.com

Kite Realty Group Trust Reports Fourth Quarter and Full Year 2014 Results,
Successfully Completes Transformative Year,
Achieves Investment Grade Rated Balance Sheet, and
Announces a 4.8% Increase to Quarterly Common Dividend

Indianapolis, Ind., February 5, 2015 – Kite Realty Group Trust (NYSE: KRG) (the “Company”) announced today operating results for the fourth quarter and full year ended December 31, 2014.   Financial statements and exhibits attached to this release include results for the three and twelve months ended December 31, 2014 and 2013.

“We completed an excellent fourth quarter and strategically transformative year for Kite Realty.  We successfully completed and integrated a milestone $2.1 billion merger while quickly executing transactions to sell $318 million of non-core assets.  The merger and subsequent asset sale improved our portfolio’s metrics and materially increased our net asset value.  These actions also enabled us to further strengthen our balance sheet and increase our recurring cash flow, which was recognized when we were awarded investment grade ratings from both Moody’s and S&P,” said John Kite, Chairman and Chief Executive Officer.  “Our 2015 outlook is very positive as supported by increasing our dividend by approximately 5 percent.  Looking forward, we continue to focus on strong portfolio operations, improving asset quality by conservatively redeploying the sales proceeds, and enhancing our financial flexibility.”

Fourth Quarter Highlights

•	Generated Funds From Operations (“FFO”), as adjusted, of $43 million, or $0.50 per diluted common share, an 8.7% increase over the same period in 2013 on a per diluted share basis.

•	Increased same-property net operating income (“NOI”) by 4.8% compared to the same period in 2013.

•	Increased annualized base rent for the operating retail portfolio by 15% to $15.15 per square foot compared to the same period in 2013.

•	Received investment grade ratings from Moody’s and Standard & Poor’s of Baa3 and BBB-, respectively.

•	Acquired Rampart Commons in the Summerlin-area of Las Vegas, Nevada, for $32.3 million.

•	Closed on the first tranche of the previously announced 15-asset disposition for $151 million, or $74 million of net proceeds.

2014 Full Year Highlights

•	Generated FFO, as adjusted, of $121.6 million, or $2.02 per diluted common share.

•	Generated Adjusted Funds From Operations (“AFFO”) of $1.77 per diluted common share, an 18.8% increase from the prior year.

•	Closed and fully integrated the $2.1 billion merger with Inland Diversified Real Estate Trust, Inc. and completed $193.3 million of non-core asset dispositions.

•	Executed 229 new and renewal leases for over 1.2 million square feet.

•	Completed redevelopment projects at Bolton Plaza in Jacksonville, Florida, and King’s Lake Square in Naples, Florida, and moved these properties to the operating portfolio.

•	Amended the Company’s revolving credit facility, increasing the credit capacity from $200 million to $500 million.

Financial Results

For the three months ended December 31, 2014, FFO, as adjusted, was $43 million, or $0.50 per diluted common share for Kite Realty Group, L.P.’s real estate properties in which the Company owns an interest (to which we refer as “Kite Portfolio”), compared to $13.8 million, or $0.46 per diluted common share, for the same period in the prior year.

Reported FFO, as defined by NAREIT, for the three months ended December 31, 2014, was $42.3 million, or $0.50 per diluted common share, for the Kite Portfolio, compared to $12.1 million, or $0.40 per diluted common share, for the same period in the prior year.

For the twelve months ended December 31, 2014, FFO, as adjusted, was $121.6 million, or $2.02 per diluted common share, for the Kite Portfolio, compared to $48.5 million, or $1.92 per diluted common share, for the prior year.  Reported FFO, as defined by NAREIT, which includes merger and acquisition costs of $27.5 million, for the twelve months ended December 31, 2014, was $94.1 million, or $1.56 per diluted common share, for the Kite Portfolio, compared to $47.6 million, or $1.88 per diluted common share, for the prior year.

Net income attributable to common shareholders for the three months ended December 31, 2014, was $5.1 million, compared to a net loss of $1.7 million for the same period in 2013.  For the twelve months ended December 31, 2014, net loss attributable to common shareholders was $14.2 million, compared to a net loss of $11.3 million for the twelve months ended December 31, 2013.

Net loss attributable to common shareholders for the twelve months ended December 31, 2014, and December 31, 2013, included $27.5 million of merger and acquisition related costs and $5.4 million of non-cash impairment, respectively.

Portfolio Activity During The Fourth Quarter

Acquisitions

In December, the Company acquired Rampart Commons in the Summerlin-area of Las Vegas, Nevada, for a gross purchase price of $32.3 million.  The 81,000 square foot shopping center is 100% leased and includes a merchandise mix of high quality retailers and restaurants, including Pottery Barn, Williams-Sonoma, Ann Taylor, Talbots, Chico’s and PF Chang’s.

Dispositions
During the fourth quarter, the Company closed on the first tranche of its previously announced 15-asset disposition. This tranche included 8 retail properties for a gross sales price of approximately $151 million, or $74 million of net proceeds.

The second tranche of the sale is expected to close on or before March 16, 2015, subject to the satisfaction of customary closing conditions, and includes 7 retail properties for a gross sales price of approximately $167 million, or approximately $103 million of net proceeds.

Portfolio Operations

•	Same-property NOI increased by 4.8% in the fourth quarter of 2014 and 4.7% for the full year of 2014 over the same periods in the prior year.

•	The total portfolio was 94.8% leased at year-end.

•	Executed 76 new and renewal leases for over 376,000 square feet during the fourth quarter.

As of December 31, 2014, the Company owned interests in 123 operating properties totaling approximately 25 million square feet.  The owned GLA in the Company’s retail operating portfolio was 94.8% leased, and the Company’s office properties were 93.4% leased, both as of December 31, 2014.

Same-property NOI, which includes 52 operating properties, increased 4.8% in the fourth quarter of 2014 and 4.7% for the full year of 2014, both as compared to the same periods of the prior year. These 52 properties were 96.1% leased as of December 31, 2014.

A total of 76 new and renewal leases for over 376,000 square feet were executed in the quarter, of which 55 leases for over 331,000 square feet were for comparable space.  The Company generated positive cash spreads of 20.9% on new comparable leases and 5.7% on renewal leases for a blended spread of 7.5%.

Distributions
The Board of Trustees approved a quarterly common share cash distribution of $0.2725 per common share for the quarter ended March 31, 2015, which represents a 4.8% increase over its previous quarterly distribution.  The distribution will be paid to shareholders of record as of April 6, 2015, on or about April 13, 2015.

The Board of Trustees also approved a quarterly preferred share cash distribution of $0.515625 per preferred share covering the distribution period from December 2, 2014, to March 1, 2015, payable to shareholders of record as of February 17, 2015.  This distribution will be paid on or about March 1, 2015.

2015 Earnings Guidance

The Company currently expects its reported FFO, as defined by NAREIT, for the year ending December 31, 2015, to be between $1.90 to $2.00 per diluted common share and net income to be within a range of $0.18 to $0.28 per diluted common share.

While other factors may impact FFO and net earnings, the Company’s 2015 guidance is based primarily on the following assumptions:

•	Portfolio leased percentage ranging from 95% to 96% at December 31, 2015;
•	An increase of 2.5% to 3.5% in same-property NOI compared to the prior year;
•	The impact from the previously announced asset sale of $318 million, including the second tranche, which is expected to close on or before March 16, 2015, subject to normal closing conditions;
•	Midpoint of guidance assumes $80 million in acquisitions during 2015;
•	Opportunistically accessing the unsecured bond market and utilizing the proceeds to repay near-term maturities and certain borrowings under the line of credit;
•	General and administrative expenses ranging from $16 million to $18 million for 2015; and
•	No acquisition costs or costs related to the prepayment of debt or calling of outstanding preferred securities.

The Company’s 2015 guidance is also based on a number of other factors, many of which are outside the Company’s control and all of which are subject to change.  The Company may change its guidance during the year as actual and anticipated results vary from these assumptions.

Following is a reconciliation of the range of 2015 estimated net income per diluted common share to estimated FFO per diluted common share:

Guidance Range for Full Year 2015	Low	High
Consolidated net income per diluted common share	$0.18	$0.28
Less: Dividends on preferred shares	(0.10)	(0.10)
Add: Depreciation, amortization and other	1.82	1.82
FFO per diluted common share	$1.90	$2.00

Non-GAAP Financial Measures

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO, FFO, as adjusted, and AFFO are helpful to investors when measuring operating performance because they exclude various items included in net income or loss that do not relate to or are not indicative of operating performance, such as gains or losses from sales and impairments of operating properties and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. We believe this supplemental information provides a more meaningful measure of our operating performance. The Company believes presenting FFO, FFO, as adjusted, and AFFO in this manner allows investors and other interested parties to form a more meaningful assessment of the Company’s operating results. Reconciliations of net income to FFO, FFO, as adjusted, and AFFO are included in the attached table.

Earnings Conference Call

The Company will conduct a conference call to discuss its financial results on Friday, February 6, 2015, at 1:00 p.m. Eastern Time.  A live webcast of the conference call will be available online on the Company’s corporate website at www.kiterealty.com.  The dial-in numbers are (866) 700-6067 for domestic callers and (617) 213-8834 for international callers (passcode 93981841).  In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, construction, redevelopment and development of neighborhood and community shopping centers in selected markets in the United States. As of December 31, 2014, the Company owned interests in a portfolio of 127 operating, development and redevelopment properties totaling approximately 25.5 million total square feet across 26 states. For more information, please visit the Company’s website at www.kiterealty.com.

Safe Harbor

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low growth in the U.S. economy, financing risks, including the availability of and costs associated with sources of liquidity, the Company’s ability to refinance, or extend the maturity dates of, its indebtedness, the level and volatility of interest rates, the financial stability of tenants, including their ability to pay rent and the risk of tenant bankruptcies, the competitive environment in which the Company operates, acquisition, disposition, development and joint venture, property ownership and management risks, the Company’s ability to maintain its status as a real estate investment trust for federal income tax purposes, potential environmental and other liabilities, impairment in the value of real estate property the Company owns, risks related to the geographical concentration of our properties in Indiana, Florida and Texas, the dilutive effects of future offerings of issuing additional securities, and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which discuss these and other factors that could adversely affect the Company’s results. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

	December 31, 2014	December 31, 2013
Assets:

Investment properties, at cost	$3,732,747,979	$1,877,058,271
Less: accumulated depreciation	(315,092,881)	(232,580,267)
	3,417,655,098	1,644,478,004
Cash and cash equivalents	43,825,526	18,134,320
Tenant and other receivables, including accrued straight-line rent of $18,629,987 and $14,490,070, respectively, net of allowance for uncollectible accounts	48,096,669	29,334,235
Restricted cash and escrow deposits	16,170,973	11,046,133
Deferred costs and intangibles, net	159,977,680	56,387,586
Prepaid and other assets	8,847,088	4,546,752
Assets held for sale2	179,642,501	-
Total Assets	$3,874,215,535	$1,763,927,030
Liabilities and Equity:
Mortgage and other indebtedness1	$1,554,263,020	$857,144,074
Accounts payable and accrued expenses	75,149,213	61,437,187
Deferred revenue and intangibles, net, and other liabilities	136,409,308	44,313,402
Liabilities held for sale2	81,164,271	-
Total Liabilities	1,846,985,812	962,894,663

Commitments and contingencies

Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	125,082,085	43,927,540

Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Preferred Shares, $.01 par value, 40,000,000 shares authorized, 4,100,000 shares issued and outstanding at December 31, 2014 and 2013 with a liquidation value of $102,500,000	102,500,000	102,500,000
Common Shares, $.01 par value, 450,000,000 shares authorized, 83,490,663 shares and 32,706,554 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	834,907	327,066
Additional paid in capital	2,044,424,643	822,507,368
Accumulated other comprehensive (loss) income	(1,174,755)	1,352,850
Accumulated deficit	(247,801,217)	(173,130,113)
Total Kite Realty Group Trust Shareholders’ Equity	1,898,783,578	753,557,171
Noncontrolling Interests	3,364,060	3,547,656
Total Equity	1,902,147,638	757,104,827
Total Liabilities and Equity	$3,874,215,535	$1,763,927,030

1	Includes debt premium of $28.2 million at December 31, 2014.
2	See Other Financial Information for details.

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Minimum rent	$67,939,287	$26,778,302	$199,454,454	$93,637,268
Tenant reimbursements	17,690,203	7,071,611	52,773,464	24,422,357
Other property related revenue	1,818,395	2,128,567	7,299,797	11,428,702
Total revenue	87,447,885	35,978,480	259,527,715	129,488,327
Expenses:
Property operating	12,645,977	6,146,950	38,702,755	21,729,251
Real estate taxes	9,899,582	4,578,034	29,947,296	15,262,928
General, administrative and other	3,684,306	2,141,729	13,042,524	8,210,793
Merger and acquisition costs	659,382	1,647,740	27,508,459	2,214,567
Depreciation and amortization	39,438,396	13,913,089	120,997,901	54,479,023
Total expenses	66,327,643	28,427,542	230,198,935	101,896,562

Operating income	21,120,242	7,550,938	29,328,780	27,591,765
Interest expense	(15,221,779)	(7,181,116)	(45,512,807)	(27,993,577)
Income tax benefit (expense) of taxable REIT subsidiary	12,563	(155,927)	(24,049)	(262,404)
Other expense, net	(124,834)	(23,231)	(244,302)	(62,381)
Income/(loss) from continuing operations	5,786,192	190,664	(16,452,378)	(726,597)
Discontinued operations:
Operating income from discontinued operations	-	230,048	-	834,505
Impairment charge	-	-	-	(5,371,427)
Non-cash gain on debt extinguishment	-	-	-	1,241,724
Gain on sales of operating properties	-	-	3,198,772	486,540
Income (loss) from discontinued operations	-	230,048	3,198,772	(2,808,658)
Income (loss) before gain on sale of operating properties	5,786,192	420,712	(13,253,606)	(3,535,255)
Gain on sales of operating properties	2,242,450	-	8,577,968	-
Net income (loss)	8,028,642	420,712	(4,675,638)	(3,535,255)
Less: Net (income) loss attributable to noncontrolling interest	(801,280)	34,193	(1,025,144)	685,520
Less: Dividends on preferred shares	(2,114,063)	(2,114,063)	(8,456,251)	(8,456,251)
Net Income (loss) attributable to Kite Realty Group Trust common shareholders	$5,113,299	$(1,659,158)	$(14,157,033)	$(11,305,986)

Income (loss) per common share – basic and diluted:
Continuing operations	$0.06	$(0.07)	$(0.29)	$(0.37)
Discontinued operations	-	0.01	0.05	(0.11)
	$0.06	$(0.06)	$(0.24)	$(0.48)
Weighted average common shares outstanding – basic	83,478,680	28,368,568	58,353,448	23,535,434
Weighted average common shares outstanding – diluted	83,727,400	28,368,568	58,353,448	23,535,434
Common dividends declared per common share	$0.26	$0.24	$1.02	$0.96

Amounts attributable to Kite Realty Group Trust common shareholders:
Income (loss) from continuing operations	$5,113,299	$(1,876,323)	$(17,267,871)	$(8,685,508)
Income (loss) from discontinued operations	-	217,165	3,110,838	(2,620,478)
Net Income (loss)	$5,113,299	$(1,659,158)	$(14,157,033)	$(11,305,986)
______________
1	Share and per share information has been restated for the effects of the Company’s one-for-four reverse share split in August 2014.

Kite Realty Group Trust
Funds From Operations and Adjusted Funds From Operations
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Funds From Operations
Consolidated net income (loss)	$8,028,642	$420,712	$(4,675,638)	$(3,535,255)
Less: dividends on preferred shares	(2,114,063)	(2,114,063)	(8,456,251)	(8,456,251)
Less: net income attributable to noncontrolling interests in properties	(678,131)	(31,021)	(1,435,200)	(120,771)
Less: gains on sales of operating properties	(2,242,450)	-	(11,776,740)	(486,540)
Add: impairment charge	-	-	-	5,371,427
Add: depreciation and amortization of consolidated entities, net of noncontrolling interests	39,291,135	13,831,109	120,452,005	54,850,148
Funds From Operations of the Operating Partnership	42,285,133	12,106,737	94,108,176	47,622,758
Less Limited Partners' interests in Funds From Operations	(882,580)	(668,457)	(2,540,921)	(3,194,745)
Funds From Operations allocable to the Company2	$41,402,553	$11,438,280	$91,567,255	$44,428,013
FFO per share of the Operating Partnership – basic	$0.50	$0.40	$1.57	$1.89
FFO per share of the Operating Partnership – diluted	$0.50	$0.40	$1.56	$1.88

Funds From Operations of the Operating Partnership	$42,285,133	$12,106,737	$94,108,176	$47,622,758
Add write-off of loan fees on early repayment of debt	-	-	-	488,629
Add: Merger and acquisition costs	659,382	1,647,740	27,508,459	1,647,740
Less: Gain on debt extinguishment	-	-	-	(1,241,724)
Funds From Operations of the Kite Portfolio, as adjusted	$42,944,515	$13,754,477	$121,616,635	$48,517,403
FFO per share of the Operating Partnership, as adjusted – basic	$0.50	$0.46	$2.03	$1.92
FFO per share of the Operating Partnership, as adjusted – diluted	$0.50	$0.46	$2.02	$1.92
Weighted average Common Shares outstanding – basic	83,478,680	23,368,568	58,353,448	23,535,434
Weighted average Common Shares outstanding – diluted	83,727,400	28,431,962	58,593,868	23,596,421
Weighted average Common Shares and Units outstanding – basic	85,128,444	30,047,345	60,010,480	25,217,286
Weighted average Common Shares and Units outstanding – diluted	85,377,163	30,110,740	60,250,900	25,278,273

Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)

Total FFO of the Kite Portfolio, as adjusted	$42,944,515	$13,754,477	$121,616,635	$48,517,403
Add:
Depreciation of non-real estate assets	147,261	114,663	545,896	383,425
Amortization of deferred financing costs	951,576	511,067	2,863,666	2,433,794
Non-cash compensation expense	884,594	288,911	2,461,526	1,073,119
Less:
Straight-line rent and above/below market rent	2,333,009	1,719,082	9,265,026	6,169,645
Amortization of debt premium	1,804,732	2,021	3,468,114	127,031
Maintenance capital expenditures	398,116	304,893	2,075,316	1,030,475
Revenue enhancing T/I – retail	1,720,955	462,076	4,251,903	5,926,359
Revenue enhancing T/I – office	-	171,387	525,091	490,938
External leasing commissions	507,348	308,612	1,262,327	1,101,105
Total AFFO available to shareholders3	$38,163,786	$11,701,047	$106,639,946	$37,562,188

Total AFFO per share3	$0.45	$0.39	$1.77	$1.49

____________________
1
“Funds From Operations of the Kite Portfolio measures 100% of the operating performance of the Operating Partnership’s real estate properties and construction and service subsidiaries in which the Company owns an interest. “Funds From Operations allocable to the Company” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Share and per share information has been restated for the effects of the Company’s one-for-four reverse share split in August 2014.
3	Excludes merger and acquisition costs.

Kite Realty Group Trust
Same-Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2014 and 2013
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2014	2013	% Change	2014	2013	% Change
Number of properties at period end1	52	52		52	52

Leased percentage at period end	96.1%	96.4%		96.1%	96.4%
Economic Occupancy percentage at period end 2	94.8%	93.1%		94.8%	93.1%

Minimum rent	$20,602,511	$19,965,283		$77,590,611	$74,570,139
Tenant recoveries	6,032,999	5,578,720		23,267,055	21,878,829
Other income	1,080,882	1,084,461		2,947,772	2,893,868
	27,716,392	26,628,464		103,805,438	99,342,836

Property operating expenses	5,936,026	5,509,551		21,911,613	20,636,806
Real estate taxes	3,535,700	3,714,402		13,860,468	13,700,969
	9,471,726	9,223,953		35,772,081	34,337,775
Net operating income – same properties (52 properties)3	$18,244,666	$17,404,511	4.8%	$68,033,357	$65,005,061	4.7%

Reconciliation to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$18,244,666	$17,404,511		$68,033,357	$65,005,061
Net operating income - non-same activity	46,657,660	7,848,985		122,844,307	27,491,087
Other expense, net	(112,271)	(179,158)		(268,351)	(324,785)
General, administrative and other	(3,684,306)	(2,141,729)		(13,042,524)	(8,210,793)
Merger and acquisition costs	(659,382)	(1,647,740)		(27,508,459)	(2,214,567)
Impairment charge	-	-		-	(5,371,427)
Depreciation expense	(39,438,396)	(13,913,089)		(120,997,901)	(54,479,023)
Interest expense	(15,221,779)	(7,181,116)		(45,512,807)	(27,993,577)
Discontinued operations	-	230,048		-	2,562,769
Gains on sales of operating properties	2,242,450	-		11,776,740	-
Net (income) loss attributable to noncontrolling interests	(801,280)	34,193		(1,025,144)	685,520
Dividends on preferred shares	(2,114,063)	(2,114,063)		(8,456,251)	(8,456,251)
Net income (loss) attributable to common shareholders	$5,113,299	$(1,659,158)		$(14,157,033)	$(11,305,986)
____________________
1	Same-property NOI analysis excludes operating properties in redevelopment.
2	Excludes leases that are signed but for which tenants have not commenced payment of cash rent.

3
Same-property NOI excludes net gains from outlot sales, straight-line rent revenue, bad debt expense and related recoveries, lease termination fees, amortization of lease intangibles and significant prior year expense recoveries and adjustments, if any.

The Company believes that same-property NOI is helpful to investors as a measure of its operating performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization, interest expense, and impairment, if any.  The Company believes that same-property NOI is helpful to investors as a measure of its operating performance because it includes only the NOI of properties that have been owned for the full period presented, which eliminates disparities in net income due to the redevelopment, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent metric for the comparison of the Company's properties.  NOI and same-property NOI should not, however, be considered as an alternatives to net income (calculated in accordance with GAAP) as indicators of the Company's financial performance.